UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 8, 2010

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Huangcheng Road (N), Longku, Shandong Province, PRC    265701
(Address Of Principal Executive Offices) (Zip Code)

011 86 535 8951 567
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 8, 2010, New Dragon Asia Corp. (the “Company”) was notified that Baker Tilly Hong Kong Limited (“BTHK”) was resigning as independent registered public accounting firm for the Company.  BTHK’s audit report on the financial statements of the Company as of and for the year ended December 25, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor did it include any qualification or modification as to uncertainty, audit scope or accounting principles.  BTHK did not deliver an audit report on the financial statements of the Company as of and for the year ended December 25, 2008.

During the  fiscal year ended December 25, 2009 through December 8, 2010, there were: (i) no disagreements between the Company and BTHK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BTHK, would have caused BTHK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided BTHK a copy of the disclosures in this Form 8-K and has requested that BTHK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not BTHK agrees with the Company’s statements in this Item 4.01. A copy of the letter dated December 8, 2010, furnished by BTHK in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
16.1	Letter of Baker Tilly Hong Kong Limited, dated December 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

Dated: December 13, 2010	By:	/s/ Ling Wang
Name: Ling Wang
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Baker Tilly Hong Kong Limited, dated December 8, 2010.